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                                                                 EXHIBIT 99.B16
                                                                 Performance
                                                                 Quotations


                CUMULATIVE TOTAL RETURN (assuming NO SALES LOAD)

                   June 23, 1994 (Inception) through October 31, 1997


                               --------------------


                                         ERV
                        Formula:   T = (-----) - 1
                                          P
                        Where:

                        P =        a hypothetical initial payment of $1,000
                                   made on June 23, 1994, commencement of the
                                   Fund
                        T =        Cumulative total return
                        ERV =      Ending Redeemable Value of a hypothetical
                                   $1,000 payment made at the beginning of the period, assuming NO sales load.



P =     $1,000


ERV =   $1,939.88



CUMULATIVE TOTAL RETURN =
         93.89%